EXHIBIT 4.3
REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of January 13, 2006, is made by and among Matritech, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the undersigned (together with their affiliates, the “Initial Investors”).

BACKGROUND

A.  In connection with that certain Securities Purchase Agreement dated as of January 13, 2006 by and among the Company and the Initial Investors (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Initial Investors (i) senior secured convertible promissory notes (the “Notes”) that are convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in the Notes, and (ii) warrants (the “Warrants”) to acquire shares of Common Stock. The shares of Common Stock issuable upon conversion or amortization of the Notes, or otherwise pursuant to the Notes, are referred to herein as the “Conversion Shares” and the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the “Warrant Shares.”

B.  To induce the Initial Investors to execute and deliver the Securities Purchase Agreement, and to consummate the transactions contemplated thereby, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investors, intending to be legally bound, hereby agree as follows:

1.  DEFINITIONS.

(a)  As used in this Agreement, the following terms shall have the following meanings:

(i)  “Initial Registrable Shares” means the number of Registrable Shares equal to the sum of (a) the number of Conversion Shares issuable upon conversion of the Notes based upon the Conversion Price (as defined in the Notes) as of the Closing Date (without giving effect to any limitations on conversion contained in Article IX of the Notes) and (b) the number of Warrant Shares issuable upon exercise of the Warrants (without giving effect to any limitations on exercise contained in Section 3(c) of the Warrants).

(ii)  “Investor” means the Initial Investors and any transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with Section 10 hereof.

(iii)  “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the “SEC”).

(iv)  “Registrable Securities” means (a) the Conversion Shares, (b) the Warrant Shares, and (c) any shares of capital stock issued or issuable, from time to time, as interest on or in exchange for, as payment for, or otherwise with respect to any of the foregoing (including the Notes and the Warrants), whether as default payments, on account of anti-dilution or other adjustments or otherwise, provided, that, a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act, or (B) such security becoming eligible for sale by the Investors pursuant to Rule 144(k).

(v)  “Registration Statement” means a registration statement of the Company under the Securities Act.

(b)  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

2.  REGISTRATION.

(a)  Mandatory Registration. The Company shall prepare promptly and file with the SEC as soon as practicable, but in no event later than the forty-fifth (45th) day following the date hereof (the “Filing Date”), a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of all of the Initial Registrable Securities, subject to the consent of the Initial Investors) covering the resale of the Initial Registrable Securities. The Registration Statement filed hereunder, to the extent allowable under the Securities Act and the Rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Notes and exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. The Registrable Securities included on the Registration Statement shall be allocated among the Investors as set forth in Section 11(k) hereof. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of) the Required Holders (as defined in the Securities Purchase Agreement) prior to its filing or other submission. For purposes of all provisions of this Agreement, any document publicly available on the SEC’s EDGAR system shall be considered to have been validly “furnished,” “delivered” or “provided” to the Required Holders.

(b)  Payments by the Company. The Company shall use its best efforts to cause the Registration Statement required to be filed pursuant to Section 2(a) hereof to become effective as soon as practicable, but in no event later than (i) the one hundred twentieth (120th) day following the date hereof in the event that there is no SEC review of the Registration Statement, or (ii) the one hundred fiftieth (150th) day following the date hereof in the event that the SEC reviews the Registration Statement (such date, the “Registration Deadline”). At the time of effectiveness, the Company shall ensure that such Registration Statement covers the Initial Registrable Securities, including, if necessary, by filing an amendment prior to the effective date of the Registration Statement to increase the number of Registrable Securities covered thereby. If (i) (A) the Registration Statement required to be filed pursuant to Section 2(a) hereof is not filed with the SEC prior to the Filing Date or declared effective by the SEC on or before the Registration Deadline or (B) any Registration Statement required to be filed pursuant to Section 3(b) hereof is not declared effective by the SEC on or before the sixtieth (60th) day following the applicable Registration Trigger Date (as defined in Section 3(b) below), or (ii) if, after any such Registration Statement has been declared effective by the SEC, sales of any of the Registrable Securities required to be covered by such Registration Statement (including any Registrable Securities required to be registered pursuant to Section 3(b) hereof, (but specifically excluding Warrant Shares) cannot be made pursuant to such Registration Statement (by reason of a stop order or the Company’s failure to update the Registration Statement or for any other reason outside the control of the Investors) and such failure is not cured by the Company within two (2) trading days after notice thereof) or (iii) the Common Stock is not listed or included for quotation on the Nasdaq Capital Market (the “SmallCap Market”), the Nasdaq National Market (the “National Market”), the New York Stock Exchange (the “NYSE”) or the American Stock Exchange (the “AMEX”) at any time after the Registration Deadline hereunder, then the Company will make payments to each Investor in such amounts and at such times as shall be determined pursuant to this Section 2(b) as partial relief for the damages to the Investors by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). In the event that any payment becomes due from the Company under the preceding sentence, the Company shall pay to each Investor cash in the amount of (x) the aggregate principal balance of the Notes owned by such Investor then outstanding (including, for this purpose, any principal balance of any Notes that have been converted into Conversion Shares then held by such Investor as if such Notes had not been so converted), multiplied by (y) fifteen thousandths (.015), for each 30 day period (or portion thereof), (A) after the Filing Date and prior to the date the Registration Statement is filed with the SEC pursuant to Section 2(a), (B) after the Registration Deadline and prior to the date the Registration Statement filed pursuant to Section 2(a) is declared effective by the SEC, (C) after the sixtieth (60th) day following a Registration Trigger Date and prior to the date the Additional Registration Statement (as hereinafter defined) or the Registration Statement filed pursuant to Section 3(b) hereof is declared effective by the SEC, and (D) during which sales of any Registrable Securities (excluding the Warrant Shares) cannot be made pursuant to any such Registration Statement after the Registration Statement has been declared effective or the Common Stock is not listed or included for quotation on the SmallCap Market, the National Market, NYSE or AMEX; provided, however, that, for purpose of calculating the payment amount owed to any given Investor, there shall be excluded from each such period any delays which are solely attributable to changes required by such Investor in the Additional Registration

Statement or the Registration Statement with respect to information relating to such Investor, including, without limitation, changes to the Plan of Distribution (as defined below), other than any corrections of Company mistakes with respect to information previously provided by such Investor. In the event that, after a Registration Statement covering the resale of the Warrant Shares has become effective, such Registration Statement is no longer effective or the Common Stock is not listed or included for quotation on the SmallCap Market, the National Market, the NYSE or the AMEX, then (a) the Holder shall be entitled to use the cashless exercise provisions of the Warrants to exercise its Warrants in whole or in part, (b) no monetary penalty shall be payable pursuant to this Section 2(b) with respect to the Warrants or the Warrant Shares, and (c) upon a Default Event (as defined in Section 11(i) of the Warrants) the Holder shall have the rights set forth in Section 11(i) of the Warrants. Except for the Additional Warrant Shares issuable to a Holder as set forth in Section 11(i) of the Warrants, all amounts required to be paid in cash hereunder shall be paid within five days after the end of each period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) days, interim payments shall be made for each such 30 day period.

(c)  Eligibility for Form S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the resale by the Initial Investors and any other Investor of the Registrable Securities and the Company shall file all reports and statements required to be filed by the Company with the SEC in a timely manner so as to thereafter maintain such eligibility for the use of Form S-3.

3.  OBLIGATIONS OF THE COMPANY.

In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

(a)  The Company shall respond promptly to any and all comments made by the staff of the SEC to any Registration Statement required to be filed hereunder, and shall submit to the SEC, before the close of business on the business day immediately following the business day on which the Company learns (either by telephone or in writing) that no review of such Registration Statement will be made by the SEC or that the staff of the SEC has no further comments on such Registration Statement, as the case may be, a request for acceleration of the effectiveness of such Registration Statement to a time and date as soon as practicable. The Company shall keep such Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which all of the Registrable Securities may be immediately sold to the public without registration or restriction pursuant to Rule 144(k) (assuming for this purpose that the Warrants have been exercised pursuant to Section 3(d) (“cashless exercise”) thereof ) under the Securities Act or any successor provision (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) (A) shall comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder and (B) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. The financial statements of the Company included in any such Registration Statement or incorporated by reference therein (x) shall comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto, (y) shall be prepared in accordance with U.S. generally accepted accounting principles, consistently applied during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto or, in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed on summary statements) and (z) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end adjustments).

(b)  The Company shall (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Registration Statement required to be filed hereunder and the prospectus used in connection with any such Registration Statement as may be necessary to keep such Registration Statement effective at all times during the Registration Period, (ii) file such additional registration statements (the "Additional Registration Statements") as may be necessary to cover any Registrable Securities not included as Initial Registrable Securities, and (iii) during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by any such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. Unless the context otherwise requires, the term "Registration Statement" shall also be deemed to include "Additional Registration Statement". In the event that (i) the Additional Registration Statements are not filed on or before the later of (A) in the case of the filing of an Additional Registration Statement being triggered by approval by the Borrower’s stockholders of the Stockholders Proposals (as defined in the Securities Purchase Agreement), five (5) trading days or in the case of the filing of an Additional Registration Statement being triggered by some other event, fifteen (15) trading days, or (B) 3 trading days after receipt of all information from the holders of Registrable Securities required to be included in such Registration Statement or (ii) the number of shares available under a Registration Statement filed pursuant to this Agreement is, for any five (5) consecutive trading days (the last day of each of such five (5) trading days periods being the “Registration Trigger Date”), insufficient to cover the Registrable Securities then issued or issuable upon conversion of the Notes (without giving effect to any limitations on conversion contained in Article IX of the Notes) and exercise of the Warrants (without giving effect to any limitations on exercise contained in Section 3(c) of the Warrants), the Company shall provide each Investor written notice of such Registration Trigger Date within three business days thereafter and shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover the Registrable Securities issued or issuable upon conversion of the Notes (without giving effect to any limitations on conversion contained in Article IX of the Notes) or exercise of the Warrants (without giving effect to any limitations on exercise contained in Section 3(c) of the Warrants) as of the Registration Trigger Date, in each case, as soon as practicable, but in any event within 15 days after the Registration Trigger Date, (or within five (5) trading days in the event the Registration Trigger Date results from approval by the Borrower’s stockholders of the Stockholder Proposals) or if later, within 3 trading days after receipt of all information from the holders of Registrable Securities required to be included in such Registration Statement. The Company shall cause such amendment(s) and/or new Registration Statement(s) to become effective as soon as practicable following the filing thereof. In the event the Company fails to obtain the effectiveness of any such Registration Statement within 60 days after a Registration Trigger Date, each Investor shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a written notice to the Company (a “Mandatory Repayment Notice”), to require the Company to repay in cash such portion of the principal balance, plus accrued interest, of such Investor’s Notes at a 15% premium over the portion of the principal balance, plus accrued interest, being so repaid such that, following such repayment, the total number of Registrable Securities included on the Registration Statement for resale by such Investor is at least equal to the Registrable Securities issued or issuable upon conversion of such Investor’s Notes (without giving effect to any limitations on conversion contained in the Notes) and exercise of such Investor’s Warrants (without giving effect to any limitation on exercise contained in the Warrants). If the Company fails to repay any of such Notes within five business days after its receipt of a Mandatory Repayment Notice, then such Investor shall be entitled to the remedies provided for an Event of Default in Article IV of the Notes.

(c)  The Company shall furnish to each Required Holder whose Registrable Securities are included in a Registration Statement and such Required Holder's legal counsel, if identified to the Company as such (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, as applicable, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement required to be filed pursuant to Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC (including, without limitation, any request to accelerate the effectiveness of the Registration Statement or amendment thereto), and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion thereof that contains information for which the Company has sought confidential treatment), (ii) to each Investor whose Registrable Securities are included in a Registration Statement promptly after the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective, and (iii) to each Investor whose Registrable Securities are included in a Registration Statement such number of copies of a prospectus, including a preliminary prospectus, all amendments and supplements thereto and all such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.

(d)  The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by any Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as each Investor who holds Registrable Securities being offered reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause the Company undue expense or burden, or (E) make any change in its Certificate of Incorporation or Bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

(e)  As promptly as practicable after becoming aware of such event, the Company shall (i) notify each Investor by telephone and facsimile of the happening of any event, as a result of which the prospectus included in any Registration Statement that includes Registrable Securities held by such Investor, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

(f)  The Company shall use its best efforts (i) to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement that includes Registrable Securities, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable moment (including in each case by amending or supplementing such Registration Statement), and (ii) to notify each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof (and if such Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request).

(g)  The Company shall permit a single firm of counsel designated by the Initial Investors to review any Registration Statement required to be filed hereunder and all amendments and supplements thereto a reasonable period of time prior to its filing with the SEC, and not file any document in a form to which such counsel reasonably objects.

(h)  The Company shall make generally available to its security holders as soon as practicable, but in no event later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement. The Company will be deemed to have complied with its obligations under this Section 3(h) upon the Company’s filing, on an appropriate form, the appropriate report of the Company as required by the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Exchange Act”).

(i)  The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws and stock market rules, including formal or informal investigations or requests from regulators, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration

Statement that includes such Investor’s Registrable Securities, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (v) such Investor consents to the form and content of any such disclosure. The Company shall, upon learning that disclosure of any information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction (other than the SEC, AMEX or other self-regulatory body) or through other means, give prompt notice to such Investor prior to making such disclosure, and cooperate with the Investor, at the Investor’s expense, in taking appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(j)  The Company shall use its best efforts to promptly cause all of the Registrable Securities covered by any Registration Statement to be listed or designated for quotation on the SmallCap Market, the National Market, the NYSE, the AMEX or any other national securities exchange or automated quotation system and on each additional national securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed or quoted, if any, if the listing or quotation of such Registrable Securities is then permitted under the rules of such exchange or automated quotation system.

(k)  The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement required to be filed pursuant to Section 2(a) hereof.

(l)  The Company shall cooperate with any Investor who holds Registrable Securities being offered to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to any Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, and registered in such names, as such Investor may reasonably request. Without limiting the generality of the foregoing, within three business days after any Registration Statement that includes Registrable Securities is declared effective by the SEC, the Company shall cause any shares sold pursuant to such Registration Statement to be covered by a legal opinion to the transfer agent for the Registrable Securities to the effect that when sold pursuant to, and in accordance with the plan of distribution set forth on Exhibit A hereto, any certificate representing such shares may be issued by the transfer agent to the purchaser without a federal securities law restrictive legend.

(m)  At the request of any Investor, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Registration Statement required to be filed hereunder and the prospectus used in connection with such Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

(n)  The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act and the rules and regulations thereunder promulgated by the SEC.)

(o)  From and after the date of this Agreement, the Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities which are not Registrable Securities in the Registration Statement required to be filed pursuant to Section 2(a) or 3(b) hereof without the consent of the holders of a majority in interest of the Registrable Securities; provided, however, that up to an additional 1,350,000 shares of Common Stock issued to holders of the Company's securities previously identified by the Company to the Required Holders may be included only in the Registration Statement filed with respect to the Initial Registrable Securities.

(p)  The Company shall make available for inspection by (i) each Investor and (ii) one firm of attorneys and one firm of accountants or other agents retained by the Investors (collectively, the “Inspectors”) all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector to enable such Inspector to exercise its due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (A) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (C) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. Nothing herein shall be deemed to limit any Investor’s ability to sell Registrable Securities in a manner that is otherwise consistent with applicable laws and regulations.

4.  OBLIGATIONS OF THE INVESTORS.

In connection with the registration of the Registrable Securities, each Investor shall have the following obligations:

(a)  It shall be a condition precedent to the obligations of the Company to effect the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least seven (7) trading days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor. The Company hereby agrees to use the plan of distribution (the “Plan of Distribution”) set forth on Exhibit A hereto as the plan of distribution to be used in the Registration Statement.

(b)  Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement required to be filed hereunder, unless such

Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

(c)  Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f) with respect to any Registration Statement including Registrable Securities, each Investor shall immediately discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Sections 3(e) or 3(f), as applicable, and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor’s possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing or anything to the contrary in this Agreement, but subject to compliance with applicable laws, the Company shall cause the transfer agent for the Registrable Securities to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Notes and Warrants, the Securities Purchase Agreement and this Agreement in connection with any sale of Registrable Securities with respect to which any such Investor has entered into a contract for sale prior to receipt of such notice and for which any such Investor has not yet settled.

5.  EXPENSES OF REGISTRATION.

All expenses incurred by the Company or the Investors in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 above (including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company and the fees and disbursements of one counsel selected by the Investors (which counsel shall be Drinker Biddle & Reath LLP)) shall be borne by the Company; provided, however, that all such expenses shall be limited to $5,000. In addition, the Company shall pay each Investor’s costs and expenses (including legal fees) incurred in connection with the enforcement of the rights of such Investor hereunder.

6.  INDEMNIFICATION.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a)  To the extent permitted by law, the Company shall indemnify, hold harmless and defend (i) each Investor who holds such Registrable Securities, and (ii) the directors, officers, partners, members, employees and agents (including, without limitation, legal counsel) of each such Investor and each person, if any, who controls each such Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Investor Indemnified Person”), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon: (A) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated

or necessary to make the statements therein not misleading, (B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other law (including, without limitation, any state securities law), rule or regulation relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (A) through (C), collectively, “Violations”). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse each Investor and each other Investor Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (x) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Investor Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (z) with respect to any preliminary prospectus, shall not inure to the benefit of any Investor Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3(c) hereof, and the Investor Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Investor Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 hereof.

(b)  In connection with any Registration Statement in which an Investor is participating, (i) each such Investor shall, severally and not jointly, indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, its employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder within the meaning of the Securities Act or the Exchange Act (each, a “Company Indemnified Person”), against any Claims to which any of them may become subject insofar as such Claims arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and (ii) subject to the restrictions set forth in Section 6(c), such Investor shall reimburse the Company Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnification obligations contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; and provided, further, that the Investor shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds actually received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9 hereof. Notwithstanding anything to the contrary contained herein, the indemnification obligations contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Company Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

(c)  Promptly after receipt by any party entitled to indemnification under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the indemnified party; provided, however, that such indemnifying party shall not be entitled to assume such defense and an indemnified party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the indemnified party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such indemnified party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and any such indemnified party reasonably determines that there may be legal defenses available to such indemnified party that are in conflict with those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the indemnified parties, and such legal counsel shall be selected by Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates (if the parties entitled to indemnification hereunder are Investor Indemnified Persons) or by the Company (if the parties entitled to indemnification hereunder are Company Indemnified Persons). The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

7.  CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party shall make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to the Violation giving rise to the applicable Claim; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (b) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (c) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.  REPORTS UNDER THE EXCHANGE ACT.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

(a)  file with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

(b)  furnish to each Investor so long as such Investor holds Notes, Warrants or Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit such Investor to sell such securities under Rule 144 without registration.

9.  ASSIGNMENT OF REGISTRATION RIGHTS.

The rights of the Investors hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assignable by each Investor to any transferee of all or any portion of the Notes, the Warrants or the Registrable Securities if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (b) the Company is furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (d) the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein, and (e) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement, the Notes and the Warrants, as applicable. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Securities Purchase Agreement, the Notes or the Warrants, the Securities (as defined in the Securities Purchase Agreement) may be pledged, and all rights of the Investor under this Agreement or any other agreement or document related to the transactions contemplated hereby may be assigned, without further consent of the Company, to a bona fide pledgee in connection with an Investor’s margin or brokerage account.

10.  AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and the Investor(s) who hold a majority in interest of the Registrable Securities or, in the case of a waiver, with the written consent of the party charged with the enforcement of any such provision; provided, however, that (a) no consideration shall be paid to an Investor by the Company in connection with an amendment hereto unless each Investor similarly affected by such amendment receives a pro rata amount of consideration from the Company; and (b) unless an Investor otherwise agrees, each amendment hereto must similarly affect each Investor. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

11.  MISCELLANEOUS.

(a)  A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(b)  Any notices required or permitted to be given under the terms of this Agreement shall be in writing and sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as provided herein. The initial addresses for such communications shall be as follows, and each party shall provide notice to the other parties of any change in such party’s address:

(i)  If to the Company:

Matritech, Inc.
330 Nevada Street
Newton, Massachusetts 02460
Telephone: (617) 928-0820
Facsimile: (617) 928-0821

Attention: Chief Executive Officer

with a copy simultaneously transmitted by like means (which transmittal shall not constitute notice hereunder) to:

Goodwin Procter LLP
Exchange Place
53 State Street
Boston, Massachusetts 02109
Telephone: (617) 570-1000
Facsimile: (617) 523-1231
Attention: Rufus C. King

(ii)  If to any Investor, to such address as such Investor shall have provided in writing to the Company.

(c)  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d)  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company and each Investor irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in the County of New Castle, State of Delaware, in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims between the parties in respect of such suit or proceeding may be determined in such courts. The Company and each Investor irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company and each Investor further agree that service of process upon the Company or any Investor mailed by first class mail shall be deemed in every respect effective service of process upon the Company or such Investor, as the case may be, in any such suit or proceeding. Nothing herein shall affect the right of the Company or any Investor to serve process in any other manner permitted by law. The Company and each Investor agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(e)  This Agreement and the other Transaction Documents (including any schedules and exhibits hereto and thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the other Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(f)  Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

(g)  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(i)  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j)  Unless other expressly provided herein, all consents, approvals and other determinations to be made by the Investors pursuant to this Agreement shall be made by the Investors holding a majority in interest of the Registrable Securities (determined as if all Notes and Warrants then outstanding had been converted into or exercised for Registrable Securities) held by all Investors.

(k)  The initial number of Registrable Securities included on any Registration Statement filed pursuant to Section 2(a) or 3(b), and each increase to the number of Registrable Securities included thereon, shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time of such establishment or increase, as the case may be. In the event an Investor shall sell or otherwise transfer any of such holder’s Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included on a Registration Statement for such transferor. Any shares of Common Stock included on a Registration Statement and which remain allocated to any person or entity which does not hold any Registrable Securities shall be allocated to the remaining Investors, pro rata based on the number of shares of Registrable Securities then held by such Investors. For the avoidance of doubt, the number of Registrable Securities held by any Investor shall be determined as if all Notes and Warrants then outstanding were converted into or exercised for Registrable Securities.

(l)  Each party to this Agreement has participated in the negotiation and drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

(m)  For purposes of this Agreement, the term “business day” means any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close, and the term “trading day” means any day on which the AMEX or, if the Common Stock is not then traded on the AMEX, the principal national securities exchange, automated quotation system or other trading market where the Common Stock is then listed, quoted or traded, is open for trading.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the undersigned Initial Investor and the Company have caused this Agreement to be duly executed as of the date first above written.

MATRITECH, INC.

By:____________________________
Name:
Title:

INITIAL INVESTOR:

(Print or Type Name of Investor)

By:____________________________
Name:
Title:

EXHIBIT A

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, assignees, transferees, donees and successors-in-interest may, from time to time, sell any or all of their Shares on any stock exchange, market or trading facility on which the Common Stock is traded or in private transactions. These sales may be at fixed or negotiated prices. Each Selling Stockholder will act independently in making decisions with respect to the timing, manner and size of each sale of the Shares covered in this Prospectus. The Selling Stockholders may use any one or more of the following methods when selling Shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers, which may include long sales and short sales effected after the effective date of the Registration Statement;

- block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this Prospectus;

- “at the market” to or through market makers or into an existing market for the Shares;

- an exchange distribution in accordance with the rules of the applicable exchange;

- in other ways not involving market makers or established trading markets, including direct sales to purchasers, sales effected through agents or other privately negotiated transactions;

- settlement of short sales;

- broker-dealers may agree with the Selling Stockholders to sell a specified number of Shares at a stipulated price per share;

- through transactions in options, swaps or other derivative securities (whether exchange-listed or otherwise);

- a combination of any the foregoing methods of sale; and

- any other method permitted by applicable law.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the Shares, including certain fees and disbursements of counsel to the Selling Stockholders. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.